UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Directors (the “Board”) of Panera Bread Company (the “Company”), on the recommendation of the Board's Compensation and Management Development Committee (the “Compensation Committee”), approved increases in the 2013 annual base salaries of its Co-Chief Executive Officers, and the Compensation Committee approved increases in the 2013 annual base salaries of certain other named executive officers of the Company, in each case, effective as of January 1, 2013, as set forth in the table below.

Named Executive Officer	2012 Annual Base Salary	2013 Annual Base Salary
Ronald M. Shaich	$630,360	$800,000
Chairman and Co-Chief Executive Officer
William W. Moreton	$630,360	$800,000
President and Co-Chief Executive Officer
Charles J. Chapman, III	$420,240	$525,000
Executive Vice President and Chief Operating Officer
Scott Davis	$420,240	$525,000
Executive Vice President and Chief Concept and Innovations Officer

Also on March 7, 2013, the Compensation Committee approved the reimbursement of reasonable lodging expenses for Roger C. Matthews, Jr., the Company's Executive Vice President and Chief Financial Officer, effective March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	March 13, 2013	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer